UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 13, 2012

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 13, 2012, Kodiak Oil & Gas Corp. (the “Company”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”) to (i) elect the nominees to the Company’s Board of Directors to serve until the Company’s 2013 Annual Meeting of Shareholders or until successors are duly elected and qualified, (ii) conduct an advisory vote on executive compensation (the “Advisory Resolution”) and (iii) ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.  The matters acted upon at the Annual Meeting are described in more detail in the Company’s proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on May 14, 2012.  The following are the final voting tallies for the Annual Meeting:

				Broker
	For	Against	Abstentions	Non-Votes
Election of Directors
Lynn A. Peterson	139,938,026	5,027,799	226,737	89,725,762
James E. Catlin	121,621,513	23,340,365	230,685	89,725,761
Rodney D. Knutson	141,206,902	3,756,709	228,951	89,725,762
Herrick K. Lidstone, Jr.	126,554,224	18,412,492	225,847	89,725,761
William J. Krysiak	141,916,014	3,058,328	218,220	89,725,762
Advisory Resolution	133,903,588	10,766,386	522,586	89,725,764
Ratification of independent registered public accounting firm	233,473,296	1,148,353	296,675	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

	By:	/s/ James P. Henderson
James P. Henderson
Chief Financial Officer

Date: June 18, 2012